Exhibit 99.1

Brainstorm Cell Therapeutics Announces Appointment of Menghis Bairu, MD, to Board of Directors

NEW YORK, Oct. 28, 2021  -- BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI), a leading developer of cellular therapies for neurodegenerative diseases, today announced the appointment of Menghis Bairu, MD, to the company's Board of Directors.  The appointment becomes effective on October 28, 2021.

"I am pleased to welcome Menghis to our Board of Directors," said Chaim Lebovits, Chief Executive Officer, Brainstorm Cell Therapeutics.  "Brainstorm will benefit greatly from his expertise and world view, and we look forward to his guidance as we approach a new phase of our mission."

Menghis Bairu, MD, commented, "I have spent my entire professional life working with organizations and treatments that offer the promise of transformational change for people everywhere, so joining the Brainstorm team is especially appealing to me. I am looking forward to being a part of Brainstorm's science-based and thoughtful approach to developing therapies for neurodegenerative diseases that the world desperately needs."

Dr. Bairu, a physician, entrepreneur, business executive, editor, author, and philanthropist, is founder, chairman, and CEO of Proxenia Venture Partners, which provides capital, talent management and access to a global network of experts to companies in late preclinical and early-stage clinical development in biotechnology. He is also Chairman and CEO of Bairex, an international medical education and market research organization focused on Africa and the Middle East.

Sankesh Abbhi, who has served on the board since March 30, 2020 will not be standing for re-election at the Company's annual shareholder meeting.

Mr. Abbhi commented, "It has been a real privilege to serve on Brainstorm's board and participate in the company's mission and strategy. As a backer of transformative life-sciences, healthcare and technology companies, I continue to support Brainstorm and remain enthusiastic about the potential of its technology to improve the treatment of neurodegenerative diseases for which there are serious unmet needs."

Mr. Lebovits concluded, "I also want to thank Sankesh, whose counsel and friendship have been invaluable in bringing strength and depth to Brainstorm, helping us reach a pivotal point in a history that we continue to write."

About Dr. Bairu

Menghis Bairu, MD, is a physician, entrepreneur, business executive, editor, author, and philanthropist with more than 30 years of international experience in the biotechnology, pharmaceutical, drug delivery and device, global health, and non-profit arenas. He is founder, chairman, and CEO of Proxenia Venture Partners, which provides capital, talent management l, and access to a global networks of experts to companies in late preclinical and early-stage clinical development in biotechnology that address global challenges and improve patient lives. Dr. Bairu also is Chairman and CEO of Bairex, an international medical education and market research organization focused on Africa and the Middle East. Bairex specializes in hands-on educational activities for physicians, clinical trialists, nurses, regulators, pharmacovigilance officers, CROs, and other life science professionals.

Prior to founding Proxenia, Dr. Bairu served as Executive Chairman of Treos Bio, a start-up company that uses computational biology to develop precision cancer immunotherapies tailored to patients' genetics. In addition, he is Founder and Chairman Emeritus of Serenus Biotherapeutics, an emerging market focused specialty biopharmaceutical company.

Dr. Bairu concurrently served as Executive Vice President, Chief Medical Officer, Head of Global Development for Elan and President/CEO of Speranza Therapeutics. As EVP and CMO, Dr. Bairu was member of the Elan's Operating Committee. He successfully led corporate R&D due diligence processes that resulted in a transaction with J&J at a value of approximately $1.5 billion. In 2013, he also led corporate R&D due diligence resulting in the sale of Elan to Perrigo for $8.6 billion. Dr. Bairu worked at Genentech for more than six years in several managed care, medical, and commercial roles for rituximab, Herceptin, TNK, tPA and growth hormone. Dr. Bairu currently serves as Adjunct Professor at the University of California, San Francisco School of Medicine, where he lectures on global clinical trials' design, development, and conduct.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a leading developer of innovative autologous adult stem cell therapeutics for debilitating neurodegenerative diseases. The Company holds the rights to clinical development and commercialization of the NurOwn® technology platform used to produce autologous MSC-NTF cells through an exclusive, worldwide licensing agreement. Autologous MSC-NTF cells have received Orphan Drug designation status from the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) for the treatment of amyotrophic lateral sclerosis (ALS). BrainStorm has completed a Phase 3 pivotal trial in ALS (NCT03280056); this trial investigated the safety and efficacy of repeat-administration of autologous MSC-NTF cells and was supported by a grant from the California Institute for Regenerative Medicine (CIRM CLIN2-0989). BrainStorm completed under an investigational new drug application a Phase 2 open-label multicenter trial (NCT03799718) of autologous MSC-NTF cells in progressive multiple sclerosis (MS) and was supported by a grant from the National MS Society (NMSS).

For more information, visit the company's website at www.brainstorm-cell.com.

Safe-Harbor Statement

Statements in this announcement other than historical data and information, including statements regarding future NurOwn® manufacturing and clinical development plans, constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as "may," "should," "would," "could," "will," "expect," "likely," "believe," "plan," "estimate," "predict," "potential," and similar terms and phrases are intended to identify these forward-looking statements. The potential risks and uncertainties include, without limitation, BrainStorm's need to raise additional capital, BrainStorm's ability to continue as a going concern, the prospects for regulatory approval of BrainStorm's NurOwn® treatment candidate, the initiation, completion, and success of BrainStorm's product development programs and research, regulatory and personnel issues, development of a global market for our services, the ability to secure and maintain research institutions to conduct our clinical trials, the ability to generate significant revenue, the ability of BrainStorm's NurOwn® treatment candidate to achieve broad acceptance as a treatment option for ALS or other neurodegenerative diseases, BrainStorm's ability to manufacture, or to use third parties to manufacture, and commercialize the NurOwn® treatment candidate, obtaining patents that provide meaningful protection, competition and market developments, BrainStorm's ability to protect our intellectual property from infringement by third parties, heath reform legislation, demand for our services, currency exchange rates and product liability claims and litigation; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on BrainStorm's forward-looking statements. The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts
Investor Relations:
Eric Goldstein
LifeSci Advisors, LLC
Phone: +1 646.791.9729
egoldstein@lifesciadvisors.com

Media:
Mariesa Kemble
kemblem@mac.com